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                                                                   Exhibit 5.1






                                                              December 6, 1996



The Board of Directors
HFS Incorporated
6 Sylvan Way
Parsippany, New Jersey  07054

                           Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

                  We are acting as special counsel to HFS Incorporated, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-3, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the "Rules and Regulations"), of 999,500 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), to be offered and sold from time to time by Ms. Christel DeHaan (the "Selling Stockholder") who received the Shares in exchange for all the outstanding capital stock of Resort Condominiums International, Inc. ("RCI"), pursuant to the Stock Purchase Agreement, dated as of October 6, 1996 (the "Stock Purchase Agreement"), by and among the Company, RCI and the Selling Shareholder.

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Rules and Regulations.

                  In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 relating to the Shares as filed with the Securities and Exchange Commission (the "Commission") on the date hereof (together with all exhibits thereto, the "Registration Statement"); (ii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect (the "Certificate of


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The Board of Directors
HFS Incorporated
December 6, 1996
Page 2




Incorporation"); (iii) the By-laws of the Company, as currently in effect (the "By-Laws"); (iv) the Stock Purchase Agreement; (v) a specimen of the share certificate used to evidence the Common Stock; and (vi) resolutions of the Company's Board of Directors relating to (A) the Stock Purchase Agreement, the preparation of the Registration Statement and the registration of the Shares under the Securities Act and (B) the issuance of the Shares. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic, conformed or reproduced copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder, and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

                  Our opinion is subject to the assumption and qualification that each of the representations and warranties made by RCI and the Selling Stockholder that are contained in the Stock Purchase Agreement was true and



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The Board of Directors
HFS Incorporated
December 6, 1996
Page 3



correct as of the date of the Stock Purchase Agreement and the date of the closing thereunder.

                  Members of our Firm are admitted to the Bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction, other than the General Corporation Law of the State of Delaware. The Shares may be offered from time to time on a delayed or continuous basis and this opinion is limited to the laws specified above as in effect on the date hereof.

                  Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

                  We hereby consent to the use of the name of our firm in the Registration Statement under the caption "Legal Matters" and to the filing of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

                                                             Very truly yours,



                                                       /s/Skadden, Arps, Slate,
                                                          Meagher & Flom LLP
                                                       ________________________